EXHIBIT 10.2

                                  EDWARDS COUNTY

                     AMENDMENT TO OIL, GAS AND MINERAL LEASE

STATE:     TEXAS

COUNTY:    EDWARDS

Lessors:   Roy William Baker, Jr.,  Individually and Executor and
           Trustee of the Roy W. Baker, Sr. Estate; and Margaret Ruth Baker, Individually and as
           Remainderman
           c/o P. O. Box 425
           Rocksprings, Texas 78880

Lessee:    Ness Energy International, Inc.
           4201 I-20 Service Road
           Willow Park, Texas 76087

Effective
Date:      May 27, 2001

Lessee, named above, is the present owner and holder of the Oil and Gas Lease (the "Lease") dated May 27, 2001, executed by Lessors, named above, recorded in Volume 190, Page 645, of the Official Public Records of the Edwards County, Texas.

At the time this Lease was entered into, the description of lands contained in the Lease was believed by Lessors and Lessee to cover, and was intended by them to cover, all the lands and interest applicable and owned by Lessor.

Since the execution, delivery, and recording of the Lease, it has been discovered that the description of lands contained in the Lease did not adequately describe all of the lands Lessors intended to lease to Lessee. It is the desire of Lessors and Lessee to amend the description of lands contained in the Lease to accurately identify all of the lands to be covered by and subject to the terms of the Lease.

For adequate consideration, and the further consideration of the obligations and agreements contained in the Lease, Lessors acknowledge and agree that the Lease is amended and the description of the lands to be included in and covered by the Lease is changed so that the Lease covers and includes the following lands (the "Lands") in the county and state named above:

Abstract #     Certificate     Survey     Original Grantee     Description

714            1/617             43       B.S.&F               177.12 acres

1354           28/146            19       Wash. Cnty. Ry. Co.  North 166.34
                                                               acres

1705           28/146            20       Wash. Cnty. Ry. Co.  South 167.37
                                                               acres

Lessors ratify, adopt, and confirm the Lease and extend the Lease to cover the Lands, to the same extent as if the Lands had been originally included in the Lease. Lessors grant, demise, lease, and lets to Lessee, its successors and assigns, the Lands for the purposes and upon the terms, conditions and provisions as contained in the Lease.

This Amendment shall be binding for all purposes on Lessor and Lessor's successors, heirs and assigns.

This Amendment is signed by Lessors as of the date of acknowledgment of their signatures below, but is effective for all purposes as of the Effective Date stated above.

IN WITNESS WHEREOF, this instrument is executed on the date first above written

s/s Margaret Ruth Baker                      s/s Roy William Baker, Jr.
Margaret Ruth Baker, Individually            Roy William Baker, Jr.,
                                             Individually and Executor and
                                             Trustee of the Roy W. Baker Sr.

ACKNOWLEDGEMENT

STATE OF TEXAS
COUNTY OF EDWARDS

This instrument was acknowledged before me on the 29th day of June, 2001, BY Roy William Baker, Jr., in the capacities therein stated.

s/s  Maria Rico
Notary Public, State of Texas